Exhibit 99.1

                       LTX Announces Third Quarter Results

    WESTWOOD, Mass.--(BUSINESS WIRE)--May 16, 2006--LTX Corporation (Nasdaq: LTXX), a leading provider of semiconductor test solutions, today announced financial results for its third quarter ended April 30, 2006. The results exceeded the Company's guidance provided on February 16, 2006.
    Sales for the 2006 third fiscal quarter were $56,339,000, up 18% from the prior quarter. Net income for the quarter was $8,141,000, or $0.13 per share on a GAAP basis, which included $1,434,000, or $0.02 per share of stock-based compensation expense. Incoming orders for the 2006 third fiscal quarter were $75.5 million, yielding a book-to-bill ratio of 1.34 to 1, and up 26% from the prior quarter. Prior quarter sales for the 2006 second fiscal quarter were $47,803,000, and the net loss was $(1,446,000), or $(0.02) per share on a GAAP basis, which included restructuring and other charges totaling $2,098,000, or $0.03 per share. Sales for the 2005 third fiscal quarter were $25,534,000 and the net loss was $(45,656,000), or $(0.75) per share on a GAAP basis, which included restructuring and asset impairment charges totaling $28,611,000, or $0.47 per share.
    Dave Tacelli, chief executive officer and president, commented, "The current growth cycle continues to gain momentum. Customer acceptance of LTX's product strategy, together with an improving business environment, provided the fuel for our business model to deliver strong results. In the quarter, we achieved our previously announced $41 million quarterly break-even target - one quarter ahead of plan. The third quarter results and our guidance for the fourth quarter are confirmation that LTX's improved business model can deliver solid returns. It's clear that our industry continues to see strength this cycle, which is driving increasing revenues and orders from a broad range of customers and end markets."

    FOURTH QUARTER FISCAL 2006 OUTLOOK

    Revenue is expected to be in the range of $68 million to $70 million, with gross margin of approximately 53.5%. The earnings per share is projected to be in the range of $0.22 to $0.24 assuming 63 million shares outstanding and a 0% tax rate. This guidance does not include any provisions for restructuring and other special charges.
    The Company will conduct a conference call today, May 16, 2006, at 4:30 PM EDT to discuss this release. The conference call will be simulcast via the LTX web site (www.ltx.com). Audio replays of the call can be heard through June 12, 2006 via telephone by dialing 888.286.8010; passcode 66700577 or by visiting our web site at www.ltx.com.

    "Safe Harbor" Statement: This press release contains forward-looking statements within the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that relate to prospective events or developments, including, without limitation, statements regarding our revenue, margin and earnings guidance, are deemed to be forward-looking statements. Words such as "believes," "anticipates," "plans," "expects," "projects," "forecasts," "will" and similar expressions are intended to identify forward-looking statements. There are a number of important factors and risks that could cause actual results or events to differ materially from those indicated by these forward-looking statements. Such risks and factors include, but are not limited to, the risk of fluctuations in sales and operating results, risk related to the timely development of new products, options and software applications, as well as the other factors described under "Business Risks" in LTX's most recently filed annual report on Form 10-K and in our most recently filed quarterly report on Form 10-Q filed with the Securities and Exchange Commission. We disclaim any intention or obligation to update any forward-looking statements.

    ABOUT LTX

    LTX Corporation (Nasdaq: LTXX) is a leading supplier of test solutions for the global semiconductor industry. Fusion, LTX's patented, scalable, single-platform test system, uses innovative technology to provide high performance, cost-effective testing of system-on-a-chip, mixed signal, RF, digital and analog integrated circuits. Fusion addresses semiconductor manufacturers' economic and performance requirements today, while enabling their technology roadmap of tomorrow. LTX's web site is www.ltx.com.

    LTX and Fusion are registered trademarks and enVision is a trademark of LTX Corporation. All other trademarks are the property of their respective owners.

    www.ltx.com


                           LTX CORPORATION

                      CONSOLIDATED BALANCE SHEET
                             (Unaudited)
                            (In thousands)

                                                   April 30,  July 31,
                                                     2006      2005
                                                   --------- ---------
ASSETS
Current assets:
   Cash and Cash equivalents                       $ 63,355  $ 55,269
   Marketable Securities                            117,486   122,205
   Accounts receivable - trade                       31,102    19,776
   Accounts receivable - other                        3,130     5,497
   Inventories                                       33,567    41,181
   Prepaid Expense                                    5,147     4,942
                                                   --------- ---------
      Total current assets                          253,787   248,870

Property and equipment, net                          39,012    47,135
Goodwill and other intangible assets                 15,637    16,162
Other assets                                          4,065     4,225
                                                   --------- ---------
                                                   $312,501  $316,392
                                                   ========= =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Current portion of long-term debt               $ 67,072  $    606
   Accounts payable                                  21,980    27,934
   Deferred revenues and customer advances            3,698     2,712
   Deferred gain on leased equipment                  1,782     2,215
   Other accrued expenses                            30,119    32,446
                                                   --------- ---------
      Total current liabilities                     124,651    65,913
                                                   --------- ---------


Long-term debt, less current portion                 81,220   147,687
Long-term liability other                             3,000     1,616
Stockholders' equity                                103,630   101,176
                                                   --------- ---------
                                                   $312,501  $316,392
                                                   ========= =========



                           LTX CORPORATION

                 CONSOLIDATED STATEMENT OF OPERATIONS

                             (Unaudited)
            (In thousands, except earnings per share data)



                                  Three Months         Nine Months
                                      Ended               Ended
                                    April 30,           April 30,
                               ------------------ --------------------
                                 2006     2005      2006       2005
                               -------- --------- --------- ----------

Net sales                      $56,339  $ 25,534  $149,093  $  95,603

Cost of sales (includes stock-
 based compensation expense of
 $42 for Q3 FY06; $0 for Q3
 FY05; $130 YTD FY06; $0 YTD
 FY05)                          26,859    18,695    78,440     66,812

Inventory related provision          -         -       221     47,457
                               -------- --------- --------- ----------

   Gross Margin                 29,480     6,839    70,432    (18,666)

Engineering and product
 development expenses
 (includes stock-based
 compensation expense of $288
 for Q3 FY06; $0 for Q3 FY05,
 $808 YTD FY06; $0 YTD FY05)    12,829    16,491    41,378     52,025


Selling, general and
 administrative expenses
 (includes stock-based
 compensation expense of
 $1,104 for Q3 FY06; $0 for Q3
 FY05; $2,418 YTD FY06; $0 YTD
 FY05)                           7,765     7,316    22,220     23,247

Reorganization costs                 -    28,611     6,104     31,726
                               -------- --------- --------- ----------

   Income (loss) from
    operations                   8,886   (45,579)      730   (125,664)

Interest income (expense), net    (745)      (77)   (2,418)      (848)
                               -------- --------- --------- ----------

Net income (loss)              $ 8,141  $(45,656) $ (1,688) $(126,512)
                               ======== ========= ========= ==========


Net income (loss) per share
Basic                          $  0.13  $  (0.75) $  (0.03) $   (2.07)
Diluted                        $  0.13  $  (0.75) $  (0.03) $   (2.07)


Weighted average shares:
Basic                           61,734    61,216    61,619     61,090
Diluted                         62,088    61,216    61,619     61,090




    CONTACT: LTX Corporation
             Mark Gallenberger, 781-467-5417
             mark_gallenberger@ltx.com